Exhibit 6.10

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 1 — 비밀 / Confidential 합 작 회 사 설 립 계 약 서 JOINT VENTURE ESTABLISHMENT AGREEMENT 당 사 자 XCURE Co., Ltd. (이하 "XCURE") 및 (and) Naoris Quantum Protocol Inc. (이하 "Naoris") 계 약 일 자 2023 년 3 월 26 일 26 March 2023 준 거 법 대한민국 법률 Laws of the Republic of Korea — 전 문 / P R E A M B L E — 본 계약은 XCURE Co., Ltd.(이하 "XCURE")와 Naoris Quantum Protocol Inc.(이하 "Naoris")가 대한민국 내 합작회사 설립 및 운영에 관한 기본사항을 정함을 목적으로 한다. This Agreement is entered into by and between XCURE Co., Ltd. ("XCURE") and Naoris Quantum Protocol Inc. ("Naoris") for the purpose of establishing a joint venture company within the Republic of Korea and setting forth the foundational terms governing its establishment and operation. 당사자는 라이선스, 독점총판, 제품공급, 기술지원, 지식재산권 귀속 및 기타 상업조건은 본 계약에 첨부되는 별도 계약에서 정하고, 본 계약은 그 자체로 해당 권리·의무를 직접 규정하지 아니함을 확인한다. The Parties acknowledge and confirm that matters concerning license, exclusive distribution, product supply, technical support, intellectual property ownership, and other commercial terms shall be governed by separate agreements appended hereto, and that this Agreement does not independently regulate such rights and obligations. 한 국 어 원 문 E N G L I S H T R A N S L A T I O N 제1 조 목 적 Article 1. Purpose Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 2 — 비밀 / Confidential 본 계약의 목적은 당사자가 대한민국 법령에 따라 합작회사(이하 "회사" 또는 "JV")를 설립하고, 회사의 자본구조, 지배구조, 운영원칙 및 주주 간 기본 권리·의무를 정하는 데 있다. The purpose of this Agreement is for the Parties to establish a joint venture company (hereinafter the "Company" or "JV") pursuant to the laws of the Republic of Korea, and to define the capital structure, corporate governance, operating principles, and fundamental rights and obligations among the shareholders. 라이선스, 독점총판, 제품공급, 기술지원, 공동개발 및 지식재산권 관련 사항은 본 계약의 별첨 계약 또는 별도 서면합의에 따른다. All matters pertaining to license, exclusive distribution, product supply, technical support, joint development, and intellectual property shall be governed by ancillary agreements attached hereto or by separate written instruments executed between the Parties. 제2 조 설립 및 기본사항 Article 2. Establishment and Basic Matters 당사자는 대한민국 법령에 따라 주식회사 형태의 합작회사를 설립한다. The Parties shall incorporate a joint venture company in the form of a stock corporation (주식회사) in accordance with the laws of the Republic of Korea. 회사의 상호, 본점 소재지, 사업목적, 회계연도, 정관 세부사항 및 설립등기 절차 등 세부 설립사항은 당사자가 협의하여 정한다. The particulars of incorporation, including the corporate name, registered office, business purposes, fiscal year, details of the articles of incorporation, and registration procedures, shall be determined by mutual consultation and agreement of the Parties. 회사의 설립일 현재 초기 자본금은 금 100,000,000 원으로 하고, 당사자가 합의한 지분비율은 XCURE 51%, Naoris 49%로 하며, 관련 신고, 납입 및 기타 절차 완료에 따라 이를 최대한 신속히 반영한다. The initial paid-in capital of the Company as of the date of incorporation shall be Korean Won 100,000,000 (KRW 100,000,000), with equity interests allocated as XCURE 51% and Naoris 49%, to be reflected as expeditiously as practicable upon completion of applicable filings, capital contributions, and required procedures. XCURE 는 계약 체결일에 회사 설립을 위한 제반 절차를 즉시 개시하고, XCURE 의 초기 출자금 금 51,000,000 원은 대한민국 상법 및 설립절차상 요구되는 방식에 따라 현금으로 납입한다. XCURE shall immediately commence all procedures necessary for incorporation on the date hereof, and XCURE's initial capital contribution of KRW 51,000,000 shall be paid in cash in accordance with the Commercial Act of the Republic of Korea and applicable incorporation requirements. Naoris 의 초기 출자금 금 49,000,000 원의 납입은 적용 법령, 외국인투자·송금·신고 및 기타 관련 Naoris's initial capital contribution of KRW 49,000,000 shall be effected in accordance with applicable laws governing foreign investment, remittance, reporting, and other related procedures, and Naoris shall discharge such obligation as expeditiously as practicable. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 3 — 비밀 / Confidential 절차에 따라 진행하되, Naoris 는 가능한 한 신속하게 이를 이행한다. 당사자는 회사의 지분비율, 이사회 구성 및 경영진 선임이 관련 절차 및 규정에 따라 최대한 신속히 완료되도록 상호 협력한다. The Parties shall cooperate in good faith to ensure that the Company's equity structure, board composition, and executive appointments are completed as expeditiously as practicable in accordance with applicable procedures and regulations. 제3 조 라이선스·총판 계약의 체결 Article 3. Execution of License and Distribution Agreement 당사자는 본 계약 체결과 동시에 별첨 1 의 「독점 총판 및 지식재산권 라이선스 계약」에 서명한다. Simultaneously with the execution of this Agreement, the Parties shall execute the 「Exclusive Distribution and Intellectual Property License Agreement」 constituting Exhibit 1 hereto. 별첨 1 계약은 JV 설립 완료 즉시 효력이 발생한다. The Exhibit 1 Agreement shall enter into force and become effective immediately upon completion of the JV's establishment. 별첨 1 계약의 해석, 효력, 권리범위, 독점범위, 수수료, 지식재산권 및 개발성과의 귀속은 전적으로 별첨 1 계약에 따른다. 본 계약은 위 사항을 별도로 규정하거나 수정하지 아니한다. The interpretation, validity, scope of rights, exclusivity, fee arrangements, ownership of intellectual property, and attribution of development outcomes under the Exhibit 1 Agreement shall be governed solely and exclusively by that agreement. Nothing in this Agreement shall be construed as separately regulating or modifying any such matters. ❖ 독점권(Exclusivity) 발효 조건 독점권(Exclusivity)은 다음 두 가지 조건이 모두 충족된 즉시 발효된다: (i) 본 계약의 서명(Execution of this Agreement); 및 (ii) 라이선스 비용 미화 일백만 달러(USD $1,000,000)의 Naoris 에 대한 납입 완료. ❖ Conditions for Grant of Exclusivity Exclusivity shall become effective immediately upon the satisfaction of both of the following conditions: (i) Execution of this Agreement by both Parties; and (ii) Full payment of the License Fee in the amount of United States Dollars One Million (USD $1,000,000) to Naoris. 제4 조 이사회 및 경영진 Article 4. Board of Directors and Management Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 4 — 비밀 / Confidential 회사의 이사회는 총 5 인의 이사로 구성하며, XCURE 가 3 인, Naoris 가 2 인을 각각 지명한다. The Board of Directors of the Company shall be composed of five (5) directors in total, of whom three (3) shall be nominated by XCURE and two (2) shall be nominated by Naoris. 대표이사(CEO)는 XCURE 가 지명하고, 최고기술책임자(CTO)는 Naoris 가 지명하며, 최고재무책임자(CFO)는 당사자 합의로 선임한다. The Chief Executive Officer (CEO) shall be nominated by XCURE; the Chief Technology Officer (CTO) shall be nominated by Naoris; and the Chief Financial Officer (CFO) shall be appointed by mutual agreement of the Parties. 일반사항에 관한 이사회 결의는 출석이사 과반수의 찬성으로 하고, 중요사항은 제5 조의 특별승인을 요한다. Resolutions of the Board with respect to ordinary matters shall be adopted by a majority of directors present at the meeting, provided that Reserved Matters shall require special approval as set forth in Article 5 hereof. 제5 조 중요사항 (Reserved Matters) Article 5. Reserved Matters 다음 각 호의 사항은 XCURE 지명 이사 1 인 이상 및 Naoris 지명 이사 1 인 이상의 찬성을 포함한 총 4 인 이상의 찬성으로 승인한다. The following matters shall require approval by a vote of not fewer than four (4) directors, including at least one (1) director nominated by XCURE and at least one (1) director nominated by Naoris: (1) 정관의 제정·변경 (1) Adoption or amendment of the Articles of Incorporation (2) 신주, 전환증권, 신주인수권 기타 희석성 증권의 발행 (2) Issuance of new shares, convertible securities, warrants, or other dilutive instruments (3) 합병, 분할, 청산, 영업양도·양수 또는 주요 자산의 처분 (3) Merger, demerger, dissolution, business transfer, or disposition of material assets (4) 연간 예산 및 사업계획의 승인 또는 중대한 변경 (4) Approval or material amendment of the annual budget and business plan (5) 1 건 또는 연간 누적 [●]원을 초과하는 중요 계약의 체결·변경·해지 (5) Execution, amendment, or termination of material contracts exceeding [●] KRW per transaction or on a cumulative annual basis (6) 외부 차입, 담보 제공, 보증 또는 우발채무 부담 (6) External borrowings, grant of security interests, guarantees, or assumption of contingent liabilities (7) 특수관계자 거래 (7) Transactions with related parties or affiliated persons (8) 배당정책의 설정 또는 변경 (8) Establishment or modification of the Company's dividend policy (9) 대표이사, CTO, CFO 의 선임·해임 및 보상 (9) Appointment, removal, or remuneration of the CEO, CTO, and CFO Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 5 — 비밀 / Confidential (10) 별첨 1 계약의 중대한 변경, 해지 또는 갱신 (10) Material amendment, termination, or renewal of the Exhibit 1 Agreement 제6 조 운영 및 정보권 Article 6. Operations and Information Rights 회사는 각 회계연도 개시 전 연간 사업계획 및 예산을 작성하여 이사회 승인을 받아야 한다. The Company shall prepare an annual business plan and budget prior to the commencement of each fiscal year and shall obtain the approval of the Board of Directors with respect thereto. 회사는 분기별 재무제표 및 주요 경영현황을 당사자에게 제공하고, 각 당사자는 합리적인 범위에서 회계장부와 중요 계약을 열람할 수 있다. The Company shall furnish the Parties with quarterly financial statements and material operational reports, and each Party shall be entitled to inspect the Company's books of account and material contracts to a reasonable extent. 회사는 관련 법령 및 상장규정에 따른 내부통제, 정보보안, 개인정보보호, 반부패 및 제재·수출통제 준수체계를 구축·운영한다. The Company shall establish and maintain systems and procedures for internal controls, information security, personal data protection, anti-corruption compliance, and adherence to applicable sanctions and export control regulations, in accordance with applicable laws and listing requirements. 제7 조 지분 이전 제한 Article 7. Restrictions on Transfer of Interests 어느 당사자도 상대방의 사전 서면 동의 없이 자신의 회사 지분 전부 또는 일부를 양도, 담보제공, 신탁설정 또는 기타 처분할 수 없다. 다만 본 조에 따른 허용 양도는 예외로 한다. Neither Party may assign, pledge, place in trust, or otherwise dispose of all or any portion of its equity interest in the Company without the prior written consent of the other Party, except for permitted transfers expressly provided under this Article. 제3 자에 대한 지분 양도 시 상대방은 동일 조건의 우선매수권(Right of First Refusal)을 가진다. In the event of any proposed transfer of equity interests to a third party, the other Party shall have a right of first refusal to acquire such interests on identical terms and conditions as those offered to the proposed transferee. 제3 자에 대한 지분 양도 시 상대방은 자신의 보유지분 비율에 따라 동일 조건으로 공동매도권(Tag-Along Right)을 가진다. In the event of any proposed transfer to a third party, the other Party shall have the right to participate in such transfer and sell its proportionate equity interest on the same terms and conditions (Tag-Along Right). Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 6 — 비밀 / Confidential 제8 조 배당 및 유보정책 Article 8. Dividend and Retention Policy 회사의 배당은 대한민국 상법, 회사 정관 및 이사회·주주총회 결의에 따라 적법하게 결정·집행한다. Dividends of the Company shall be lawfully determined and distributed in accordance with the Commercial Act of the Republic of Korea, the Articles of Incorporation, and resolutions duly adopted by the Board of Directors and general meeting of shareholders. 별도의 서면합의가 없는 한, 회사의 배당가능이익은 각 당사자의 지분비율에 따라 배당한다. Unless otherwise agreed by the Parties in writing, distributable profits of the Company shall be distributed to each Party in proportion to their respective equity interests. 제9 조 진술 및 보장 Article 9. Representations and Warranties 각 당사자는 적법하게 설립·존속 중이며, 본 계약의 체결 및 이행에 필요한 내부 승인을 보유하거나 적시에 취득할 수 있음을 진술·보장한다. Each Party hereby represents and warrants that it is duly organized, validly existing, and in good standing, and that it has obtained or shall timely obtain all internal approvals and authorizations necessary for the due execution and performance of this Agreement. 각 당사자는 본 계약 체결이 자신에게 적용되는 법령, 정관, 계약 또는 법원·감독기관의 명령에 중대하게 위반되지 않음을 진술·보장한다. Each Party represents and warrants that the execution of this Agreement does not and will not constitute a material breach of any applicable law or regulation, its articles of incorporation, any contractual obligation, or any order or directive of a court or regulatory authority to which it is subject. Naoris 는 별첨 1 계약이 JV 설립 완료 즉시 효력을 발생할 수 있도록 필요한 조치를 이행한다. Naoris shall undertake all necessary actions and measures to ensure that the Exhibit 1 Agreement becomes effective immediately upon the completion of the JV's establishment. 제10 조 비밀유지 Article 10. Confidentiality 본 계약, 별첨 1 계약, 관련 협상자료, 회사의 재무·영업 정보 및 각 당사자의 비공개 정보는 비밀정보로 한다. This Agreement, the Exhibit 1 Agreement, all related negotiation materials, the Company's financial and business information, and each Party's proprietary non-public information shall collectively constitute Confidential Information for purposes of this Article. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 7 — 비밀 / Confidential 당사자는 상대방의 사전 서면 동의 없이 비밀정보를 제3 자에게 공개하거나 본 계약 목적 외로 사용하여서는 아니 된다. 다만 법령, 법원, 감독기관 또는 상장규정에 따른 공시는 예외로 한다. Neither Party shall disclose any Confidential Information to any third party or use such information for any purpose other than the purposes contemplated by this Agreement, without the prior written consent of the disclosing Party, except where disclosure is required by applicable law, court order, regulatory authority, or listing regulations. 제11 조 계약기간 및 종료 Article 11. Term and Termination 본 계약은 체결일로부터 효력이 발생하며, 회사가 적법하게 해산되거나 당사자가 서면으로 달리 합의할 때까지 유효하다. This Agreement shall become effective as of the date first written above and shall remain in full force and effect until the Company is lawfully dissolved or until the Parties otherwise agree in a written instrument duly executed by both. 어느 당사자가 본 계약을 중대하게 위반하고 상대방의 서면 시정요구 후 30 일 내 이를 시정하지 아니한 경우, 상대방은 손해배상을 청구하거나 본 계약을 해지할 수 있다. In the event that either Party materially breaches this Agreement and fails to remedy such breach within thirty (30) calendar days following written notice from the non- breaching Party, the non-breaching Party shall be entitled to seek damages or to terminate this Agreement by written notice. 제12 조 준거법 및 분쟁해결 Article 12. Governing Law and Dispute Resolution 본 계약은 대한민국 법률에 따라 해석되고 규율된다. This Agreement shall be construed, interpreted, and governed in all respects by the laws of the Republic of Korea, without regard to its conflict of law principles. 본 계약과 관련하여 분쟁이 발생하는 경우, 당사자는 우선 15 영업일간 선의로 협의한다. In the event that any dispute, controversy, or claim arises out of or in connection with this Agreement, the Parties shall first endeavor in good faith to resolve such dispute through senior- level consultations for a period of fifteen (15) business days. 협의로 해결되지 아니하는 분쟁은 대한상사중재원(KCAB International)의 국제중재규칙에 따라 서울에서 한국어 또는 영어로 중재에 의해 최종 해결한다. Any dispute not resolved through such consultation shall be finally and conclusively settled by arbitration in Seoul, Korea, under the International Arbitration Rules of the Korean Commercial Arbitration Board (KCAB International), conducted in the Korean or English language. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 8 — 비밀 / Confidential 제13 조 일반조항 Article 13. General Provisions 본 계약은 회사 설립 및 주주간 기본사항에 관한 당사자 간 완전한 합의를 구성한다. This Agreement constitutes the entire agreement between the Parties with respect to the establishment of the Company and the fundamental matters among shareholders, and supersedes all prior negotiations, understandings, and agreements relating to such subject matter. 본 계약의 변경 또는 수정은 양 당사자의 서면 서명에 의하여야 한다. No amendment, modification, or waiver of any provision of this Agreement shall be valid or binding unless made in writing and duly signed by authorized representatives of both Parties. 본 계약의 어떠한 조항도 별첨 1 계약에서 정한 라이선스, 독점총판, 지식재산권 또는 개발성과 귀속에 관한 내용을 대신하거나 수정하는 것으로 해석되지 아니한다. Nothing in this Agreement shall be construed to supersede, replace, or modify any provision of the Exhibit 1 Agreement with respect to license terms, exclusive distribution rights, intellectual property ownership, or attribution of development outcomes. 본 계약은 전자서명 또는 스캔본 서명을 포함하여 복수부로 서명할 수 있으며, 각 부는 원본과 동일한 효력을 가진다. This Agreement may be executed in one or more counterparts, including by electronic or facsimile signatures, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. — IN WITNESS WHEREOF / 이하 각 당사자의 권한 있는 대표가 서명함 — XCURE Co., Ltd. 성 명 / Name: ____________________________ 직 함 / Title: ____________________________ 서 명 / Signature: ____________________________ 일 자 / Date: ____________________________ Naoris Quantum Protocol Inc. 성 명 / Name: ____________________________ 직 함 / Title: ____________________________ 서 명 / Signature: ____________________________ 일 자 / Date: ____________________________ — 별첨 1 / E X H I B I T 1 — 독점 총판 및 지식재산권 라이선스 계약 Exclusive Distribution and Intellectual Property License Agreement 03/23/2026 03/23/2026 CBO CEO Youssef El Maddarsi An Eun Chul Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A

JOINT VENTURE ESTABLISHMENT AGREEMENT 합작회사 설립 계약서 XCURE Co., Ltd. × Naoris Quantum Protocol Inc. STRICTLY CONFIDENTIAL © 2026 XCURE Co., Ltd. & Naoris Quantum Protocol Inc. — 9 — 비밀 / Confidential 본 계약에 첨부되는 별도의 계약서에 따르며, 라이선스 및 지식재산권 관련 권리·의무는 전적으로 해당 별첨에 따른다. The rights and obligations of the Parties with respect to license and intellectual property matters shall be governed exclusively by the separate agreement attached hereto as an exhibit and incorporated herein by reference. Docusign Envelope ID: B0488CC9-51E2-8D8A-80F9-1AC386B64F9A